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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
The CIT Group, Inc.

   We consent to the use of our report dated January 25, 2001, except as to
Note 25 which is as of March 13, 2001, relating to the consolidated balance sheets of CIT Delaware and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated by reference in the Registration Statement on Form S-3 of Tyco International Ltd. and Tyco International Group S.A., which report appears in the April 3, 2001 Current Report on Form 8-K of Tyco International Ltd., which is also incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ KPMG LLP

Short Hills, New Jersey
August 23, 2001